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Exhibit 23.1: Consent of Ernst & Young LLP


                              ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-24114, 33-32664, 33-62301 and 333-17955) and Form S-8
(File Nos. 33-6989, 33-15729, 33-53954, 33-14698, 33-15089, 33-32663, 33-54562,
33-53523, 33-53525, 33-53537, 333-67247, 333-67249 and 333-83897) and related prospectuses of our report dated February 2, 2000, with respect to the consolidated financial statements and schedule of Reebok International Ltd included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

     Our audits also included the financial statement schedule of Reebok International Ltd. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/Ernst & Young LLP
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Boston, Massachusetts
March 24, 2000